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                                                                       EXHIBIT 8








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                               CUSTODIAN AGREEMENT


     AGREEMENT, dated as of December 30, 1992, between The Cutler Trust (the "Trust"), a business trust duly organized and existing under the laws of the State of Delaware, and The First National Bank of Boston (the "Custodian"), a banking institution duly organized under the laws of the United States:

     WHEREAS, the Trust desires to appoint the Custodian as custodian of its securities and cash and the Custodian is willing to act in such capacity upon the terms and conditions set forth below; and

     WHEREAS, the Custodian in its capacity as custodian will also collect and apply the dividends and interest on securities in the manner and to the extent set forth below;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

     SECTION 1.  DEFINITIONS

     The terms, as defined in this Section, whenever used in this Agreement or in any amendment or supplement hereto shall have the meanings specified below, insofar as the context will allow.

     (a)  Board:  The term Board shall mean the Board of Trustees of the Trust.

     (b) Book-Entry Account: The term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in which Book-Entry Securities are held.

     (c) Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the United States Treasury and United States Federal agencies and instrumentalities that are maintained in the book-entry system of a Federal Reserve Bank in accordance with the book-entry regulations of the Treasury and the various Federal agencies and instrumentalities.

     (d) Custodian: The term Custodian shall mean The First National Bank of Boston, in its capacity as custodian under this Agreement.

     (e) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Oral Instructions on behalf of the Trust. Each Oral Instruction shall specify whether it is applicable to the Trust or a specific Series.


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     (f)  Securities:  The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Trust.

     (g) Securities Depository: The term Securities Depository shall mean a clearing corporation registered under Section 17A of the 1934 Act which maintains a system for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

     (h) Series: The term Series shall mean each investment portfolio of the Trust as now exists or may in the future be created.

     (i) Sub-Custodian: The term Sub-Custodian shall mean a sub-custodian approved by the Trust as provided in Section 17.

     (j)  The Trust:  The term Trust shall mean The Cutler Trust.

     (k) Written Instructions: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Trust. Each Written Instruction shall specify whether it is applicable to the Trust or a specific Series.

     (l) 1934 Act: The term 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     (m) 1940 Act: The term 1940 Act shall mean the Investment Company Act of 1940, as amended.

     SECTION 2.  RESOLUTIONS FOR INSTRUCTIONS

     The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing execution of Written Instructions and the number of signatories required and setting forth authentic signatures of all signatories authorized to sign on behalf of the Trust or any Series thereof. Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Written Instructions.

     The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing the transmittal of Oral Instructions and specifying the person or persons


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authorized to give Oral Instructions on behalf of the Trust or any Series thereof. This resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance therein, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Trust authorized to give Written Instructions.

     SECTION 3.  AUTHORIZATION FOR CUSTODIAN TO ACT

     For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. If the first Instruction is an Oral Instruction, the Trust shall be responsible for delivering, or having delivered to the Custodian, a confirmatory Written Instruction; and in cases where the Custodian receives an Instruction, whether Written or Oral, with respect to a portfolio transaction, the Trust shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Trust. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the Trust shall give the Custodian specific Written Instructions as to the action required.

     SECTION 4.  APPOINTMENT AS CUSTODIAN

     The Trust hereby appoints the Custodian as custodian of the Securities and cash of each Series from time to time on deposit hereunder (collectively, "assets"). The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 5, shall be registered in the name of the Custodian or in the name of its nominee, or if directed by Written Instructions, in the name of the Trust or its nominee. Securities, excepting bearer securities, delivered from time to time to the Custodian in certificated form shall, in all cases, be in due form for transfer, or registered as above provided. The assets of the Trust shall be and remain the sole property of the Trust and the Custodian shall have only custody thereof.

     The Custodian shall hold, earmark and physically segregate for the appropriate Series account of the Trust all non-cash property, including all Securities that are not maintained pursuant to Section 5 in a Securities Depository or Book-Entry Account.


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     The Custodian shall open and maintain a separate bank account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust. Notwithstanding the foregoing, a separate bank account may be established by the Trust to be used as a petty cash account in accordance with Rule 17f-3 under the 1940 Act and the Custodian shall have no duty or liability with regard to such account.

     Upon receipt of Written Instructions, cash held by the Custodian for the Trust shall be deposited by the Custodian to the Custodian's credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 5.  DEPOSIT OF TRUST ASSETS

     The Trust hereby authorizes the Custodian to deposit assets of the Series as follows:

     (a)  [Intentionally Left Blank];

     (b) deposit in the Custodian's account(s) with any Securities Depository all or any part of the Securities as may from time to time be held for the Trust; and

     (c) deposit Book-Entry Securities belonging to the Trust in a Book-Entry Account maintained for the Custodian.

     So long as any deposit referred to in (b) or (c) above is maintained for the Trust, the Custodian shall

     (i) deposit the Securities in an account that includes only assets held by it for customers;

     (ii) send the Trust a confirmation (i.e., an advice of notice of transaction) of any transfers of the Trust to or from the account;

     (iii) with respect to Securities of the Trust transferred to the account, identify as belonging to the Trust a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or shown on the Custodian's account on the books of the Securities Depository, the Book-Entry System, or the Custodian's agent;

     (iv) promptly send to the Trust all reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and


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     (v)   send to the Trust such reports of the systems of internal accounting control of the Custodian and its agents through which such Securities are deposited as are available and as the Trust may reasonably request from time to time.

     The Trust warrants that the Board has approved the arrangement for the deposit of Securities in Securities Depositories and in Book-Entry Accounts.

     The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Trust may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any loss or damage suffered by the Trust as a result of the Custodian's use of a Securities Depository or Book Entry Account if and to the extent that the Trust has not been made whole for any such loss or damage.

     SECTION 6.  TRANSFER OF ASSETS TO CUSTODIAN

     The Trust will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the assets owned by each Series at the time this Agreement becomes effective. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the Trust. The Trust will deposit with the Custodian additional Securities of the Trust and dividends or interest collected on such Securities as the same are acquired from time to time.

     The Trust will cause to be deposited with the Custodian from time to time
(i) the net proceeds of Securities sold, (ii) the applicable net asset value of shares of the Trust sold, whether representing initial issue or any other securities and (iii) cash as may be acquired.

     SECTION 7.  DISBURSEMENTS

     The Custodian is hereby authorized and directed to disburse cash from time to time as follows:

     (a) for the purchase of Securities by the Trust, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in Section 4, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank;

     (b) for transferring funds, including mark-to-the-market payments, as directed by the Trust in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in subsection
(a) above, upon receipt by the Custodian of Written or Oral Instructions specifying the Securities, the purchase price and the party to whom the purchase price is to be paid;


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     (c)  to advance or pay out accrued interest on bonds purchased, cash dividends on stocks sold and similar items. In the event that any Securities are registered in the name of the Trust or its nominee, the Trust will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian;

     (d) for transferring funds as directed by the Trust to its redemption paying agent;

     (e) for exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid;

     (f) for repaying, in whole or in part, any loan of the Trust, upon receipt of Written or Oral Instructions directing payment;

     (g) for transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions and upon agreement by the Custodian; and

     (h) to disburse money to or upon the order of the Trust, as it may from time to time direct for the following purposes;

     (i)   to pay proper compensation and expenses of the Custodian;

     (ii)  to transfer funds to the Trust's dividends disbursing agent;

     (iii) to pay, or provide the Trust with money to pay, taxes, upon receipt of appropriate Written or Oral Instructions;

     (iv) to transfer funds to a separate checking account maintained by the Trust pursuant to Section 17(f) of the 1940 Act; and

     (v) to pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services. Before making any such payment or disbursement, however, the Custodian shall receive, and may conclusively rely upon, Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more or the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement may be made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board as a proper corporate purpose.


     The determination of the Board as to what shall constitute income derived from the Securities, as distinguished from principal or capital,


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shall be final and conclusive upon the Trust, the Custodian and the shareholders of the Trust.

     SECTION 8.  DELIVERY OF SECURITIES

     The Custodian is hereby authorized and directed to deliver Securities of the Trust from time to time as follows:

     (a)   for completing sales of Securities sold by the Trust, upon receipt of
(i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) the net proceeds of sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in Section 5(b) or (c) above; and provided further, that the Custodian may advance the proceeds of sale to the Trust pending the completion of the sale or the return to the Trust of the Securities in the event the sale fails to be completed. Any such advance shall be at the Custodian's risk and the Custodian shall be subrogated to the Trust's rights against any other person in the event the sale is not completed and the Trust's Securities are not returned;

     (b) for exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions;

     (c) for exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions;

     (d) for presenting for payment Securities that have matured or have been called for redemption;

     (e) for depositing with the lender Securities to be held as collateral for a loan to the Trust, upon receipt of Written or Oral Instructions directing delivery to the lender;

     (f) in connection with a repurchase agreement, upon receipt of Written or Oral Instructions stating (i) the Securities to be delivered and the payment to be received and (ii) payment;

     (g) for depositing with a depository agent in connection with a tender or other similar offer to purchase portfolio Securities of the Trust, upon receipt of Written or Oral Instructions;


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     (h)   for depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of the Trust, the Custodian or any nominee of either in accordance with Section 4; and

     (i) for other proper corporate purposes; provided, that the Custodian shall receive Written or Oral Instructions requesting such delivery.

     SECTION 9.  BORROWINGS

     The Trust will cause any bank (including the Custodian) from which it borrows money using Securities as collateral to deliver to the Custodian a notice of undertaking in the form then currently employed by the lender setting forth the amount that the lender will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender and the amount of loan; and (ii) the name of the issuer, the title and the number of shares or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver as directed by the Trust such specified collateral, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instructions do not contain the requirements of
(ii) above.

     The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian.

     SECTION 10.  ADVANCEMENTS

     If, in its sole discretion, the Custodian advances funds to the Trust to pay for the purchase of Securities, to cover an overdraft of the Trust's account with the Custodian, or to pay any other indebtedness to the Custodian, the Trust's indebtedness shall be deemed to be a loan by the Custodian to the Trust, payable on demand and bearing interest at the rate then charged by the Custodian for such loans; provided, however, that the Custodian shall obtain the Trust's prior approval for any advance of funds other than for the purpose of settling a Securities trade. The Trust hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of any such overdraft or indebtedness, and to the extent required by Regulation U of the Board of Governors of the Federal Reserve System in the event any security interest is taken in "margin stock" as therein defined, in any property then held by the Custodian or its agents for the benefit of the Trust, or in which the Trust may have an interest. The Trust authorizes the Custodian, in its sole discretion at any time, to charge any such overdraft or indebtedness, together with interest due thereon, against any balance then credited to the Trust on the Custodian's books.


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     SECTION 11.  OPTION CONTRACTS

     [Intentionally Left Blank]

     SECTION 12.  VOTING AND CONSENT RESPONSIBILITY

     The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Trust or such person or persons as it may designate shall have the right to vote, consent or otherwise act with respect to such Securities. The Custodian will exercise those efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances ("Best Efforts") to furnish to the Trust in a timely manner all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Trust or its designee may vote, consent or otherwise act.

     SECTION 13.  COMPENSATION

     The Trust agrees to pay to the Custodian compensation for its services as set forth in Schedule A hereto attached, or as shall be set forth in written amendments to such Schedule approved by the Trust and the Custodian from time to time.

     SECTION 14.  CORPORATE ACTIONS

     The Custodian will exercise Best Efforts to forward to the Trust in a timely manner all notices of stockholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding stock certificates and dividend and interest payments) received by the Custodian as registered owner of Securities ("notices and materials"). The Trust and its investment adviser have primary responsibility for taking action on such notices and materials.

     Upon receipt of warrants or rights issued in connection with the assets of the Trust, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Trust of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

     SECTION 15.  BOOKS AND RECORDS

     The Custodian acknowledges and agrees that all books and records maintained for the Trust in any capacity under this Agreement are the property of the Trust and may be inspected by the Trust or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered promptly to the Trust. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act any records related


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to services provided under this Agreement and required to be maintained by Rule
31a-1 of such Act.

     SECTION 16.  LIABILITY OF CUSTODIAN

     The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian.

     The Custodian assumes only the duties and obligations specifically set forth herein, and duties incidental thereto normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Trust, whether or not on deposit hereunder. The responsibility for the proper and timely management, investment and reinvestment of such Securities shall be that of the Trust and its investment advisor.

     The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instructions, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Trust or the Securities held hereunder.

     The Custodian may rely upon the advice of counsel, who may be counsel for the Trust or for the Custodian, and upon statements of accountants, brokers or other persons believed by it in good faith to be expert in the matters upon which they are consulted. The Custodian shall not be liable for any action taken in good faith reliance upon such advice or statements. The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the Trust or its officers, or information furnished by the Trust or its officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement.

     No liability of any kind, other than to the Trust, shall attach to the Custodian by reason of its custody of the Securities and cash of the Trust under this Agreement or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the Trust in its hands; provided, however, that no such reimbursement shall occur unless the Trust is notified of the claim and is afforded an opportunity to defend the claim, if it so elects. Except as otherwise provided herein, the Trust shall further agree to indemnify and hold the Custodian harmless for any loss, claim, damage, expense or liability arising out of the custodian relationship under this Agreement; provided such loss, claim, damage, expense or liability is not the direct result of the Custodian's negligence or willful misconduct.


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     SECTION 17.  SUB-CUSTODIANS

     Upon receipt of Written or Oral Instructions to appoint a Sub-Custodian, which shall be deemed a Trust approval of the appointment, the Custodian shall appoint one or more banking institutions licensed and examined by the United States or any state thereof as Sub-Custodian of Securities and cash of the Trust from time to time; provided, however, that the Custodian shall have requested appointment of a Sub-Custodian.

     The Custodian shall have no liability to the Trust or any other person by reason of any act or omission of any Sub-Custodian, and the Trust shall indemnify the Custodian and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian; provided, however, that the Custodian shall, and hereby does, assign to the Trust any and all claims for any losses, costs, expenses, or damages that may be incurred by the Trust by reason of the negligence, gross negligence or misconduct of any Sub-Custodian, or by reason of the failure of a Sub-Custodian to perform in accordance with any applicable agreement, including instructions of the Custodian of the Trust. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian, if, in the opinion of the Custodian's counsel, such action will involve the Custodian in expense or liability. The Trust shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

     The Trust shall pay all fees and expenses of any Sub-Custodian.

     SECTION 18.  EFFECTIVENESS, AMENDMENT, TERMINATION

     (a) This Agreement shall become effective as of the date set forth on the first page hereof.

     (b) This Agreement may be amended from time to time by a written supplemental agreement executed by the Trust and the Custodian.

     (c) This Agreement may be terminated by either party upon notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the Trust shall use Best Efforts to obtain a successor custodian. If a successor custodian is not appointed within sixty (60) days after the date of the notice of termination, the Board shall, by resolution, designate the Trust as its own custodian. Each successor custodian shall be a person qualified to serve under the 1940 Act. Promptly following receipt of written notice from the Trust of the appointment of a successor custodian and receipt of Written or Oral Instructions, the Custodian shall deliver upon payment of the Custodian's reasonable charges and disbursements and any


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other amounts due all Securities and cash it then holds directly to the successor custodian and shall, upon request of the Trust and the successor custodian, execute and deliver to the successor custodian an instrument approved by its counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out its responsibilities hereunder. If the Board fails to designate a successor custodian or to designate the Trust as its own custodian within sixty
(60) days after the date of the notice of termination, the Custodian may, at the expense of the Trust, apply to the Federal District Court for the Commonwealth of Massachusetts for further direction as to the disposition of the Trust's assets. Notwithstanding the termination of this Agreement, the Custodian shall be obligated to safeguard the assets of the Trust and may change reasonable and customary fees for doing so pending receipt by the court or the Trust of instructions for delivery of all securities and cash held, but the Custodian shall have no obligation to process any other transactions or perform any other custodial functions following termination of this Agreement. Upon delivery of the Securities and other assets of the Trust and compliance with the other requirements of this Section 18, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of the predecessor custodian.

     SECTION 19.  BUSINESS DAYS

     Nothing contained in this Agreement is intended to or shall require the Custodian or Sub-Custodian in any capacity hereunder to perform any functions or duties on any holiday, weekend or weekday on which the Custodian, the Sub-Custodian or the New York Stock Exchange is closed or permitted by law to be closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open, unless otherwise required by law.

     SECTION 20.  MISCELLANEOUS

     (a) This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     (b) This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of the Board. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the 1940 Act.

     (c) Headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     WITNESS the following signatures:

                              THE CUTLER TRUST


                              BY:
                                 --------------------------
                                   John Y. Keffer
                                   President

                              THE FIRST NATIONAL BANK OF BOSTON


                              BY:
                                 --------------------------

                              TITLE:
                                    -----------------------

LOGO

                                1993 MUTUAL FUND
                               MASTER FEE SCHEDULE
                            CUTLER TRUST U.S. ASSETS

CUSTODIAN FEES

ANNUAL ADMINISTRATIVE FEE - BILLED MONTHLY
    2 basis points for the first $100 million of assets
  1.5 basis point for the next $100 million of assets
    1 basis points for the next $800 million of assets

HOLDINGS CHARGE
Waived

PORTFOLIO TRANSACTIONS
      DTC                                    $12.00
      FBE                                    $12.00
      FNBB Repurchase Agreement              $10.00
      BKB Sweep Transactions                 $3.50
      VRDN                                   $20.00
      Physical Transactions                  $20.00
      Options                                $25.00
      PTC
          Monthly Holding Charge             $3.00
          Buy/Sell Transaction               $15.00
          Monthly Principal and Interest
          Per Pool                           $4.50

GLOBAL FEES
Unbundled by Country / Upon Request

OUT OF POCKET EXPENSE AS INCURRED INCLUDED BUT NOT LIMITED TO:
Postage, Insurance, Courier, Expedited Mail, Duplicating, Fax Charges, Wires in and out, Micro fiche, Stop Payments, etc.

CREDIT FOR BALANCES
Based on 50% of the 90 day U.S. Treasury Bill rate, less Federal Reserve Requirements and F.D.I.C. assessments, determine monthly. No credit carried forward.

OVERDRAFT RECOVERY
Overdraft charge will be calculated on the actual overdraft incurred plus Federal Reserve requirements and F.D.I.C. assessments.

TERM OF CONTRACT
   Guaranteed for one year

The First National Bank of Boston  The Cutler Trust
---------------------------------  ----------------
/s/ Janice Chadbonnier             /s/ John Y. Keffer
----------------------             ------------------

title:  Senior Manager             title:  President
        --------------                     ---------

date:  January 5, 1993                date:  January 20, 1993
       ---------------                       ----------------


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